Exhibit 10.1

AMENDMENT OF LETTER AGREEMENT

WHEREAS, FreightCar America, Inc. (the “Company”) and you entered into that certain letter agreement dated July 17, 2017 (the “Letter Agreement”); and

WHEREAS, the Company and you now consider it necessary and desirable to amend the Letter Agreement;

NOW, THEREFORE, in accordance with Section 10(a), the Letter Agreement be and is hereby amended, effective as of April 30, 2018, by substituting the following for the second sentence of Section 3 of the Letter Agreement:

“You may be entitled to receive a LTIP award on an annual basis with a fair value equal to 100% of Salary, payable 50% in performance shares (with fair value based on the assumption that the target performance goals will be met) and 50% in restricted shares and all awards granted will have performance goals and vesting conditions similar to those of other Company executive officers.”

IN WITNESS WHEREOF, the parties have executed this Amendment effective immediately.

FREIGHTCAR AMERICA, INC.
/s/ James R. Meyer
James R. Meyer

By: /s/ William D. Gehl
Its: Chairman of the Board